Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(896,090)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,879,722)
Dividend Income	81,283
Interest Income	135,781
Total Income (Loss)	$(2,558,748)

Expenses
General Partner Management Fees	$26,611
Professional Fees	29,843
Brokerage Commissions	596
Directors' Fees and insurance	1,561
License fees	665
Total Expenses	$59,276
Net Income (Loss)	$(2,618,024)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/24	$56,489,415
Net Income (Loss)	(2,618,024)

Net Asset Value End of Month	$53,871,391
Net Asset Value Per Share (1,500,000 Shares)	$35.91

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596